UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2011

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On January 4, 2011, Worthington Industries, Inc. (“Worthington”) announced the creation of a joint venture to manufacture light gauge steel framing products and to design, engineer and supply light gauge steel-framed mid-rise residential buildings in five Central Chinese provinces.  Worthington joins with Hubei Modern Urban Construction & Development Group Co., Ltd. (HMUCG) of China in the 40/60 joint venture, which will be known as Worthington Modern Steel Framing System Co., Ltd.

The China joint venture is an initiative of the Worthington Global Group, created recently to leverage Worthington’s capabilities in markets with growth opportunities, particularly where governments seek to develop housing for their growing middle class populations.  The joint venture will operate in the Chinese provinces of Hubei, Hunan, Henan, Jiangxi and Anhui, which have a combined population of approximately 300 million.

Item 9.01        Financial Statements and Exhibits.

(a) – (c)           Not applicable.

(d)                   Exhibits:

                        99.1  News Release issued by Worthington Industries, Inc. on January 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	January 4, 2011	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President -
Administration, General Counsel and Secretary